EXHIBIT A



REGULATORY AND LITIGATION MATTERS

As part of various investigations by
a number of federal, state, and
foreign regulators and governmental
entities, including the Securities
and Exchange Commission (SEC),
relating to certain practices in
the mutual fund industry, including
late trading, market timing and
marketing support payments to
securities dealers who sell fund
shares (marketing support),
Franklin Resources, Inc. and certain
of its subsidiaries (collectively,
the Company), entered into
settlements with certain of those
regulators and governmental entities.
Specifically, the Company entered into
settlements with the SEC, among others,
concerning market timing and marketing
support.

On June 6, 2007, the SEC posted for
public comment the proposed plan of
distribution for the market timing
settlement. Following the public
comment period, and once the SEC approves the final plan of distribution, disbursements of settlement monies will be made promptly to individuals who were shareholders of the designated funds during the relevant period, in accordance with the terms and conditions of the settlement and plan.

In addition, the Company, as well as
most of the mutual funds within
Franklin Templeton Investments and
certain current or former
officers, Company directors, fund
directors, and employees, have been
named in private lawsuits (styled
as shareholder class actions, or as
derivative actions on behalf of either
the named funds or Franklin Resources
, Inc.). The lawsuits relate to the
industry practices referenced above,
as well as to allegedly
excessive commissions and advisory and
distribution fees.

The Company and fund management
believe that the claims made in each
of the private lawsuits referenced
above are without merit and intend to
defend against them vigorously. The
Company cannot predict with certainty
the eventual outcome of these lawsuits,
nor whether they will have a material
negative impact on the Company. If it is determined that the Company bears responsibility for any unlawful or inappropriate conduct that caused losses to the Trust, it is committed to making the Trust or their shareholders whole, as appropriate.